                                                                     EXHIBIT 8.1


                          Morgan, Lewis & Bockius LLP
                               1701 Market Street
                          Philadelphia, PA 19103-2921
                              Tel: (215) 963-5000
                              Fax: (215) 963-5299

September 8, 2000

Cephalon, Inc.
145 Brandywine Parkway
West Chester, PA 19380

Re: Certain Federal Income Tax Consequences of the Merger of C Merger Sub, Inc. and Anesta Corp.

Ladies and Gentlemen:

Pursuant to the Agreement and Plan of Merger dated as of July 14, 2000 (the "Agreement"), among Cephalon, Inc., a Delaware corporation ("Parent"), C Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (" Merger Sub"), and Anesta Corp., a Delaware corporation (the "Company"), Merger Sub will merge with and into the Company (the "Merger"). Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed to such terms in the Agreement or the other documents referred to in the Agreement. All references herein to this opinion letter shall refer to all of the analysis contained herein and all references herein to other documents.

We have acted as legal counsel to the Parent in connection with the Merger and you have requested our opinion regarding certain federal income tax consequences of the Merger. To the extent our opinion addresses issues relevant to holders of shares of common stock of Company ("Company Stock"), such opinion applies only to the federal income tax consequences of the Merger to such holders who hold their Company Stock as capital assets and does not address all aspects of federal income taxation that may be important to such holders in light of their particular circumstances. Further, our opinion does not address all aspects of federal income taxation that may be applicable to certain holders subject to special rules, such as: (i) holders who are not United States persons; (ii) financial institutions; (iii) tax-exempt organizations; (iv) insurance companies; (v) dealers or brokers in securities; (vi) holders who held their Company Stock as part of a hedge, appreciated financial position, straddle, or conversion transaction; or (vii) holders who acquired their Company Stock pursuant to the exercise of employee stock options or otherwise as compensation. As limited by this paragraph, holders to which our opinion applies shall be referred to herein as the "Shareholders." For the purpose of rendering

Cephalon, Inc.
September 8, 2000
Page 2


this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

     1.   The Agreement;

     2. Certificates of officers of Parent, Merger Sub, and Company, respectively (the "Officers' Certificates");

     3. The Proxy Statement/Prospectus, dated September 8, 2000 (the "Registration Statement"); and

     4. Such other instruments and documents and corporate records as we have deemed necessary or appropriate.

In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Agreement, (ii) representations made to us by Parent, Merger Sub, and the Company in their Officers' Certificates dated today and provided to us for the purpose of issuing this opinion are accurate and complete and will be accurate and complete as of the date the Merger is effected, (iii) original documents (including signatures) are authentic, (iv) documents the Company submitted to us as copies conform to the original documents, (v) there has been due execution and delivery of all documents (or will have been as of the date the Merger is effected) where due execution and delivery are prerequisites to the effectiveness of those documents, (vi) the Merger will be reported by Parent and Company on their respective federal income tax returns in a matter consistent with the opinion set forth below, (vii) any representation or statement made in any of the documents referred to herein "to the best of knowledge" of any person or party or similarly qualified is correct without such qualification, (viii) the opinion of even date herewith concerning certain federal income tax consequences of the Merger rendered by Cooley Godward LLP to Company has been delivered and has not been withdrawn, and (ix) the Merger will be effective under the laws of the State of Delaware.

Cephalon, Inc.
September 8, 2000
Page 3


                                     OPINION


Based upon the foregoing, it is our opinion that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                      * * *

Based upon and subject to the foregoing, we are of the opinion that the statements in the Registration Statement under the heading "Material Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to the Shareholders, under existing law and the assumptions stated therein.

This opinion letter, including, without limitation, all references herein to the Registration Statement, addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code and the statements in the Registration Statement under the heading "Material Federal Income Tax Consequences." This opinion letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate through the Effective Time and at all relevant times thereafter. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion letter is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinions and analysis expressed herein, if contested, would be sustained by a court. Our opinions and analysis set forth herein are based upon existing law, regulations, administrative pronouncements and judicial decisions, all as in effect as of today's date. Furthermore, the authorities upon which we rely are subject to change either prospectively or retroactively, and

Cephalon, Inc.
September 8, 2000
Page 4


any change in such authorities or variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein. By rendering this opinion letter, we undertake no obligation to advise you of any new developments in the application or interpretation of the applicable federal income tax laws or the effect of any such developments on this opinion letter.

This opinion letter is being rendered only to and for the benefit of Parent and may not be relied upon for any other purpose or by any other person without our prior written consent. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to the reference of this opinion letter in the "Federal Income Tax Consequences" section of the Registration Statement. This opinion letter may not be made available to any other person without our prior written consent.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP